QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.14

WAIVER TO
GLOBAL REVOLVING CREDIT AGREEMENT (5-YEAR)

        Waiver to Global Revolving Credit Agreement (5-Year) (the "Waiver") dated as of January 22, 2003 among Sealed Air Corporation (the "Company"), the Subsidiary Borrowers party hereto, the Subsidiary Guarantors party hereto, the Banks party hereto, and ABN AMRO Bank N.V., as Administrative Agent;

W I T N E S S E T H:

        Whereas, the Company and the Subsidiary Borrowers, the Guarantors, the Banks and ABN AMRO Bank N.V., as Administrative Agent, have heretofore executed and delivered a Global Revolving Credit Agreement (5-Year) dated as of March 30, 1998 (as amended, the "Credit Agreement");

        Whereas, the Company has informed the Banks that due to a settlement of various asbestos related claims against the Company it expects to recognize a non-cash charge during the fiscal quarter ended December 31, 2002 of approximately $850,000,000; and

        Whereas, as a result of such non-cash charge, the Company expects that it will fail to meet the Interest Coverage Ratio and Leverage Ratio set forth in Sections 8.01 and 8.02, respectively, of the Credit Agreement;

        Now, therefore, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    For purposes of calculating EBITDA for the Test Period ending December 31, 2002 consolidated net income of the Company and its Subsidiaries for such period shall be adjusted by adding thereto any non-cash charges incurred by the Company in connection with the settlement of asbestos related claims against the Company to the extent such amounts do not exceed $850,000,000.

        2.    This Waiver shall become effective on the date the Administrative Agent shall have received (i) counterparts hereof executed by the Borrowers, the Guarantors and the Required Banks (or, in the case of any party as to which an executed counterpart hereof shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) from the Company, for the account of each Bank (a "Consenting Bank") that has evidenced its agreement hereto as provided in clause (i) above by 5:00 p.m. (New York time) on January 22, 2003, a waiver fee equal to 2.5 basis points (0.025%) on the aggregate of such Consenting Bank's Commitment.

        3.1.    To induce the Administrative Agent and the Banks to executed this Waiver, each Borrower and Guarantor represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Documents, after giving effect to this Waiver (other than Section 6.05 of the Credit Agreement), are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) after giving effect to this Waiver, no Default exists; (c) this Waiver has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each Borrower and each Guarantor, and the Credit Agreement, and each of the other Credit Documents are the legal, valid and binding obligations of the applicable Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the performance by any Borrower or any Guarantor of the Credit Agreement, or any other Credit Document to which they are party.

        3.2.    This Waiver may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.

        3.3.    Except as specifically provided above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Bank under the Credit Agreement or any of the other Credit Documents, nor constitute a waiver or modification of any provision of any of the other Credit Documents.

        3.4.    All defined terms used herein and not defined herein have the same meanings herein as in the Credit Agreement.

        3.5.    This Waiver and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

        In Witness Whereof, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SEALED AIR CORPORATION, as Borrower and Guarantor
By:	/s/ WILLIAM V. HICKEY Title: President & Chief Executive Officer
SEALED AIR CORPORATION (US), as Borrower and Guarantor
By:	/s/ TOD S. CHRISTIE Title: Vice President
CRYOVAC, INC., as Borrower and Guarantor
By:	/s/ TOD S. CHRISTIE Title: Vice President

ABN AMRO BANK N.V., individually and as Administrative Agent
By:	/s/ CRAIG TRAUTWEIN Craig Trautwein Title: Vice President
By:	/s/ TODD J. MILLER Todd J. Miller Title: Assistant Vice President

BANK OF AMERICA, NA
By:	/s/ WENDY J. GORMAN Wendy J. Gorman Title Principal

CITIBANK, N.A.
By:	/s/ HUGO ARIAS Title Hugo Arias Vice President 388 Greenwich St./23rd FL New York, NY 10013 Tel: 212-816-5390

COMMERZBANK AG, NEW YORK BRANCH
By:	/s/ ROBERT S. TAYLOR, JR. Robert S. Taylor, Jr. Title: Senior Vice President
By:	/s/ ANDREW P. LUSK Andrew P. Lusk Title: Assistant Vice President

CREDIT LYONNAIS New York Branch
By:	/s/ SCOTT R. CHAPPELKA Scott R. Chappelka Vice President

FLEET NATIONAL BANK
By:	/s/ MARWAN ISBAIH Marwan Isbaih Title: Director

ALLIED IRISH BANK
By:	/s/ MICHAEL DOYLE Michael Doyle Title: Senior Vice President

TORONTO DOMINION (TEXAS) INC.
By:	/s/ CAROL BRANDT Carol Brandt Title: Vice President

BANCA DI ROMA
By:	/s/ CHRISTOPHER STRIKE Christopher Strike Title: Vice President
By:	/s/ STEVEN PALEY Steven Paley Title: First Vice President

THE BANK OF NEW YORK
By:	/s/ ERNEST FUNG Ernest Fung Title: Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ MANA GING Mana Ging Title: Director

BANCA NAZIONALE DEL LAVORO S.P.A.—NEW YORK BRANCH
By:	/s/ FREDERIC W. HALL Frederic W. Hall Title: Vice President
By:	/s/ LEONARDO VALENTINI Title

CREDIT INDUSTRIEL ET COMMERCIAL
By:	/s/ ERIC LONGUET Eric Longuet Title: Vice President
By:	/s/ ERIC DULOT Eric Dulot Title: Vice President

BANK ONE N.A.
By:	/s/ JOSEPH PINZONE Joseph Pinzone Title: Director

HSBC BANK USA
By:	/s/ DIANE M. ZIESKE Diane M. Zieske Title: First Vice President

WACHOVIA BANK N.A.
By:	/s/ DAVID DRIGGERS Title: Managing Director

THE NORTHERN TRUST COMPANY
By:	/s/ KAREN E. DAHL Karen E. Dahl Title: Vice President

SAN PAOLO IMI SPA
By:	/s/ CARLO PERSICO Carlo Persico Title: CEO of the Americas
By:	/s/ ETTORE VIAZZO Ettore Viazzo Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH
By:	/s/ JEFFREY K. STANTON Title: Authorized Signatory

BNP PARIBAS
By:	/s/ ARNAUD COLLIN DU BOCAGE Arnaud Collin du Bocage Title: Managing Director
By:	/s/ RICHARD PACE Richard Pace Title: Director

BANCA INTESA, NEW YORK BRANCH as successor to INTESABCI, NEW YORK BRANCH
By:	/s/ J. DICKERHOF J. Dickerhof Title: VP
By:	/s/ F. MAFFEI F. Maffei Title: VP

KBC BANK N.V.
By:
Title
By:
Title

UFJ BANK LTD
By:	/s/ RUSSELL BOHNER Title: Vice President

BANCA MONTE DEI PASCHI BELGLO S.A.
By:
/s/ Title
By:
/s/ Title

NORDDEUTSCHE LANDESBANK GIROZENTRALE
By:	/s/ STEPHANIE FINNEN Stephanie Finnen Title: Vice President
By:	/s/ JOSEF HAAS Josef Haas Title: Vice President

SUNTRUST BANK, ATLANTA
By:	/s/ FRANK A. COE Title: V.P.

CREDIT AGRICOLE INDOSUEZ
By:
/s/ Title
By:
/s/ Title

BANCA POPOLARE DI MILANO
By:	/s/ GIORGIO CUCCOLO Giorgio Cuccolo EVP & General Manager
By:	/s/ ROBERT DESANTES Robert DeSantes VP & Head of Corporate Banking

GE CAPITAL CFE, INC.
By:	/s/ W. JEROME MCDERMOTT W. Jerome McDermott Title: Duly Authorized Signatory

UNI CREDITO ITALIANO S.P.A.
By:	/s/ CHRISTOPHER ELDIN Christopher Eldin Title: FVP & Deputy Manager
By:	/s/ CHARLES MICHAEL Charles Michael Title: Vice President

BANK AUSTRIA AKTIENGESELLSCHAFT
By:	/s/ LAURA A. DEPERSIS Laura A. DePersis Title: Vice President
By:	/s/ DIANE B. VACCARO Diane B. Vaccaro Title: Vice President

QuickLinks

WAIVER TO GLOBAL REVOLVING CREDIT AGREEMENT (5-YEAR)